                                                                    Exhibit 21.1


                          SUBSIDIARIES OF THE COMPANY


AB Extruding (Sweden)
AB Trelleborgplast (Sweden)
AII Automotive Industries Canada Inc. (Canada)
Amtex, Inc. (50%) (Pennsylvania)
Automotive Industries Export Ltd. (Barbados)
Automotive Industries Manufacturing, Inc. (Delaware)
Autotrim, S.A. de C.V. (40%) (Mexico)
AVB Anlagen und Vorrichtungsbau GmbH (55%) (Germany)
Aviken Plast AB (Sweden)
Celluloid Gislaved AB (Sweden)
Consorcio Industrial Mexicanos de Autopartes S.A. de C.V. (Mexico)
Davart Group Ltd. (U.K.)
Detroit Automotive Interiors L.L.C. (49%) (Michigan)
Donnelly Eurotrim Ltd. (Ireland)
EL Cutting (Pty.) Ltd. (South Africa)
EL Trim (Pty.)Ltd. (South Africa)
Empetek autodily s.r.o. (Czech Republic)
Empresas Industriales Mexicanos de Autopartes, S.A. de C.V. (74.98%) (Mexico) Euro American Seating, L.L.C. (Delaware)
Fair Haven Industries, Inc. (Michigan)
Favesa S.p.l. (Mexico)
General Panel B.V. (Delaware)
General Seating of America, Inc. (35%) (Delaware)
General Seating of Canada Ltd. (35%) (Canada)
General Seating (Thailand) Corp. Ltd (50%) (Thailand)
Guildford Kast Plastifol Dynamics Ltd. (33.3%) (U.K.)
Industrias Cousin Freres, S.L. (49.99%) (Spain)
Industrias Lear de Argentina, S.A. (55%) (Argentina)
Interiores Automotrices Summa S.A. de C.V. (40%) (Mexico)
Interiores Para Autos, S.A. de C. V.(40%) (Mexico)
Intertrim S.A. de C.V. (Mexico)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (50%)(China)
John Cotton Plastics Ltd. (U.K.)
Keiper Car Seating Italia S.p.A. (65%)(Italy)
Keiper Recarro Hungary KFT (Hungary)
KRC Sewing Company (Pty) Ltd. (51%) (South Africa)
KRC Trim Products (Pty)Ltd. (51%) (South Africa)
LCT, Inc (Michigan)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)
Lear Car Seating do Brasil Ltda. (Brazil)
Lear Corporation Australia Pty. Ltd. (Australia)
Lear Corporation Austria GmbH (Austria)
Lear Corporation Austria GmbH & Co. KG (Austria)
Lear Corporation Beteiligungs GmbH (Germany)
Lear Corporation Canada Ltd. (Canada)
Lear Corporation China Ltd. (65%) (Mauritius)
Lear Corporation do Brasil Ltda (84.56%) (Brazil)
Lear Corporation Drahtfedern GmbH (Germany)
Lear Corporation France S.A.R.L (France)
Lear Corporation (Germany) Ltd. (Delaware)
Lear Corporation GmbH & Co. KG (Germany)
Lear Corporation Global Development, Inc. (Delaware)
Lear Corporation Italia Holding S.r.L. (Italy)
Lear Corporation Italia S.p.A. (Italy)
Lear Corporation Italia Sud S.p.A. (Italy)
Lear Corporation (Nottingham) Limited (U.K.)
Lear Corporation (S.A.)(Pty.) Ltd. (South Africa)
Lear Corporation (U.K.) Ltd. (U. K.)
Lear Corporation Mendon (Delaware)
Lear Corporation Mexico S. A. de C. V. (99.6%) (Mexico)
Lear Corporation Poland S.p. z o.o. (Poland)
Lear Corporation Poland II S.p. z o.o. (Poland)
Lear Corporation Portugal-Componentes Para Automoveis, Lda. (Portugal)
Lear Corporation Servicos Ltda (Brazil)
Lear Corporation Sweden AB (Sweden)
Lear Corporation Sweden Gnosjoplast AB (Sweden)
Lear Corporation Sweden Interior Systems AB (Sweden)
Lear Corporation Sweden Tanum Components AB (Sweden)
Lear Corporation UK Holdings Ltd. (U.K.)
Lear Corporation UK Interior Systems Ltd. (U.K.)
Lear Corporation Verwaltungs GmbH (Germany)
Lear de Venezuela, C.A. (Venezuela)
Lear do Brazil Ltda. (Brazil)
Lear Donnelly Overhead Systems, L.L.C. (50%) (Michigan)
Lear Holdings S.p.l. (Mexico)
Lear Inespo Comercial de Industrial Ltda. (50.01%) (Brazil)
Lear Investments Company, L.L.C. (Delaware)
Lear Kentucky L.P. (Delaware)
Lear Mexican Holdings, L.L.C. (Delaware)
Lear Operations Corporation (Delaware) (1)
Lear Seating Holdings Corp. # 50 (Delaware)
Lear Seating Holdings Corp. #100 (Delaware)
Lear Seating Private Limited (India)
Lear Seating (Thailand) Corp., Ltd. (49%) (Thailand)
Lear Trim L.P. (Delaware)
Lear UK Acquisition Limited (U.K.)
LECA S.p.  z o.o. (Poland)
LS Acquisition Corporation No. 24 (Delaware)
Makedo Limited (U.K.)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (35%) (Turkey)
Masland Industries Foreign Sales Corp. (US Virgin Islands)
Masland Industries of Canada Limited (Canada)
Masland International, Inc. (Delaware)
Masland (U.K.) Limited (U.K.)
Masland Transportation, Inc. (Delaware)
NAB Corporation (Delaware)(2)
No-Sag Drahtfedern Spitzer & Co. KG (62.5%) (Austria)
Pacific Trim Corporation Ltd. (20%) (Thailand)
Precision Fabrics Group (29%) (North Carolina)
Probel S.A. (30.86%) (Brazil)
RR Leder GmbH & Co. KG (Germany)
RR Leder Verwaltungs GmbH (Germany)
RAEL HandelsgmbH (Austria)
Ramco Investments Limited (Mauritius)
Rolloplast Formsprutning AB (Sweden)
S.A.L.B.I. AB (50%) (Sweden)
Societe No-Sag Francaise S.A. (56%) (France)
Sommer Masland (U.K.) Limited (50%) (U.K.)
Spitzer GmbH (62.5%) (Austria)
SWECA Sp. z o.o. (Poland)


  (1) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky, and Lear Corporation of Ohio.
  (2)  NAB Corporation also conduct business under the name Lear
       Corporation. All Subsidiaries are wholly-owned unless otherwise indicated.